Exhibit 99.2

KII, Inc.

Financial Statements

December 31, 2008 and 2007

With Independent Auditors’ Report

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Table of Contents

December 31, 2008 and 2007

Independent Auditors’ Report

To the Stockholders,

KII, Inc:

We have audited the accompanying balance sheets of KII, Inc. (formerly Kuchera Industries, Inc.) as of December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company and its owners and perhaps other officers and employees are subject to a criminal investigation being conducted by the Inspector General of the Department of Defense and the United States Attorney’s office in Pittsburgh, Pennsylvania (see Note 10).

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of KII, Inc. as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WithumSmith+Brown, PC

February 26, 2010

New Brunswick, New Jersey

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Balance Sheets

December 31, 2008 and 2007

	2008	2007
Assets

Current assets
Cash	$1,207,137	$432,570
Accounts receivable, net of allowance for doubtful accounts of $725,564 and $-0- at 2008 and 2007, respectively	1,797,450	2,104,307
Due from related parties	281,326	1,379,422
Inventory	4,615,168	4,064,807
Prepaid expenses	35,289	11,439
Loans to related parties	8,174	459,338
Other current assets	43,458	87,769

Total current assets	7,988,002	8,539,652

Property and equipment, net	3,302,377	2,385,982

	$11,290,379	$10,925,634

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$247,052	$1,172,880
Accrued expenses	138,923	358,181
Due to related parties	27,329	26,015
Loan from stockholder	—	62,277
Current maturities of capital leases	215,961	163,102

Total current liabilities	629,265	1,782,455

Capital leases, net of current maturities	1,091,849	71,810

Loan from related party	139,292	139,292

Stockholders’ equity
Class A voting common stock, no par value; authorized 20,000 shares; 10,000 shares issued and outstanding in 2008	55	600
Class B non-voting common stock, no par value; authorized 200,000 shares; 100,000 shares issued and outstanding in 2008	545	—
Retained earnings	9,429,373	8,931,477

Total stockholders’ equity	9,429,973	8,932,077

	$11,290,379	$10,925,634

The Notes to Financial Statements are an integral part of these statements.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Statements of Operations

Years Ended December 31, 2008 and 2007

	2008	2007
Sales, net	$20,586,849	$19,113,028

Cost of sales	13,822,137	13,908,210

Gross profit	6,764,712	5,204,818

Operating expenses	4,899,430	3,878,619

Income from operations	1,865,282	1,326,199

Other income (expense)
Interest income	28,842	53,994
Interest expense	(48,108)	(66,428)
Other income	3,578	13,535
Other expense	2,054	(3,387)

	(13,634)	(2,286)

Net income	$1,851,648	$1,323,913

The Notes to Financial Statements are an integral part of these statements.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Statements of Stockholders’ Equity

Years Ended December 31, 2008 and 2007

	Common Stock		Common Stock		Retained Earnings	Total Stockholders’ Equity
	Voting		Non-Voting
	Shares	Amount	Shares	Amount
January 1, 2007	30,210	$600	—	$—	$8,156,994	$8,157,594
Net income	—	—	—	—	1,323,913	1,323,913
Distributions to stockholders	—	—	—	—	(549,430)	(549,430)

December 31, 2007	30,210	600	—	—	8,931,477	8,932,077
Net income	—	—	—	—	1,851,648	1,851,648
Recapitalization of stock	(20,210)	(545)	100,000	545	—	—
Distribution to stockholders	—	—	—	—	(1,353,752)	(1,353,752)

December 31, 2008	10,000	$55	100,000	$545	$9,429,373	$9,429,973

The Notes to Financial Statements are an integral part of these statements.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Statements of Cash Flows

Years Ended December 31, 2008 and 2007

	2008	2007
Cash flows from operating activities
Net income	$1,851,648	$1,323,913
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	404,965	470,647
Gain on sale of equipment	(345)	(10,991)
Bad debt expense	725,564	—
Changes in operating assets and liabilities
Accounts receivable	(418,707)	920,575
Due from related parties	1,098,096	(1,050,890)
Inventory	(550,361)	(111,680)
Prepaid expenses	(23,850)	(8,778)
Other current assets	44,311	(6,910)
Accounts payable	(925,828)	383,950
Accrued expenses	(219,258)	263,891
Due to related parties	1,314	(63,780)

Net cash provided by operating activities	1,987,549	2,109,947

Cash flows from investing activities
Purchase of property and equipment, net	(86,315)	(684,185)
Proceeds from sale of equipment	1,300	17,598
Change in loans to related parties	451,164	(459,338)
Decrease in loans from stockholder	(62,277)	—

Net cash provided (used) by investing activities	303,872	(1,125,925)

Cash flows from financing activities
Repayment of obligations under capital lease	(163,102)	(136,774)
Distributions to stockholders	(1,353,752)	(549,430)

Net cash used by financing activities	(1,516,854)	(686,204)

Net increase in cash	774,567	297,818

Cash
Beginning of year	432,570	134,752

End of year	$1,207,137	$432,570

Supplemental disclosures of noncash information
Equipment purchased with issuance of capital lease	$1,236,000	$—

Cash paid for:
Interest	$48,108	$66,428

The Notes to Financial Statements are an integral part of these statements.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

1.	Nature of Business

KII, Inc. (the “Company”), founded in 1985 and headquartered in Windber, Pennsylvania, is an ISO certified electronic manufacturing service company, offering a full range of capabilities from prototyping to high volume production. The Company specializes in high speed surface mount circuit card assembly. The Company’s customers include both military and commercial organizations located throughout the United States. The Company is dedicated to serving the commercial electronic contract manufacturing industry at the highest possible level. The Company changed its name from Kuchera Industries, Inc. to KII, Inc. in May 2008.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the customer.

Accounts Receivable and Collections

Accounts receivable are unsecured, uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances are considered delinquent if they are not paid in accordance with the invoice or contract. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that are past due and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that may not be collected.

Fair Value of Financial Instruments

The carrying amount of financial instruments including cash, accounts receivable, accounts payable, and short-term debt approximate their fair values because of the relatively short maturity of these instruments.

Inventories

Inventories are stated at the lower of cost (average cost) or market and consist of raw materials and work in process inventory.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided under the straight-line method based upon the following estimated useful lives:

Description	Estimated Life (Years)
Trucks and autos	5
Computers and equipment	5-7
Furniture and fixtures	10
Land and leasehold improvements	Lesser of estimated life or term of lease

Major replacements and improvements of property and equipment are capitalized. Minor replacements, repairs and maintenance are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded in operations.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. In addition, the Company has elected to be treated as an S Corporation for Pennsylvania income tax purposes. Under those provisions, the Company does not pay federal corporate income taxes and pays the minimum tax imposed by the State of Pennsylvania. The Company’s stockholders are responsible for individual federal and state income taxes on the Company’s taxable income.

The Company’s accounting policy is to evaluate uncertain tax positions in accordance with the accounting pronouncement on accounting for contingencies.

Valuation of Long-Lived Assets

In accordance with the provisions of the accounting pronouncement on accounting for the impairment or disposal of long-lived assets, the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Management has determined that no assessment was required for the periods presented in these financial statements.

Concentration of Risk

As of December 31, 2008, the Company had trade accounts receivable with three customers approximating 26, 25, and 10 percent, of the total accounts receivable. The U.S. Department of Defense (either directly or through subcontractors) accounts for a substantial part of the Company’s Sales. Sales to two customers, one of which is a related party, approximated 38 and 20 percent, for the year ended December 31, 2008. As of December 31, 2007, the Company had trade accounts receivable with four customers approximating 40, 13, 11 and 11 percent, of the total accounts receivable. The Company estimates that three customers, one of which is a related party, accounted for 31, 13, and 12 percent, of total revenues for the year ended December 31, 2007.

During the year ending December 31, 2008, the Company had purchases from two vendors who each accounted for 26 percent of total purchases. During the year ended December 31, 2007, the Company had purchases from two vendors who accounted for 16 and 15 percent, of total purchases.

The Company, at times, maintains cash balances at financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and has not experienced any collection losses with these institutions.

Shipping and Handling Costs

The Company’s policy is to record shipping and handling costs as a component of cost of sales. Shipping and handling costs amounted to $74,324 and $62,593 at December 31, 2008 and 2007, respectively.

Sales Tax

The Company’s policy is to record sales tax on the sale of its products as a liability, and does not include such amounts in revenue.

Advertising

Advertising costs are expensed as incurred. Total advertising expense for 2008 and 2007 was $16,611 and $34,402, respectively, and is included in operating expenses.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

3.	Inventories

Inventories consist of the following at December 31:

	2008	2007
Raw materials	$1,349,133	$1,356,185
Work-in-process	3,586,831	2,991,163
Less: Provision for obsolete inventory	320,796	282,541

	$4,615,168	$4,064,807

4.	Property and Equipment

Property and equipment consists of the following at December 31:

	2008	2007
Trucks and autos	$92,932	$92,932
Computers and equipment	7,497,520	6,208,673
Furniture and fixtures	56,067	56,697
Land improvements	52,402	52,402
Leasehold improvements	683,211	650,125

	8,382,132	7,060,829

Less: Accumulated depreciation	5,079,755	4,674,847

Property and equipment, net	$3,302,377	$2,385,982

Depreciation expense included as a charge to income for the years ended December 31, 2008 and 2007 was $404,965 and $470,647, respectively.

5.	Line of Credit – Bank

The Company had a line of credit with a bank that provides for interest at the prime rate, which was 3.25 percent and 7.25 percent at December 31, 2008 and 2007, respectively, with maximum borrowings of $1,000,000. The line was secured by the Company’s receivables, equipment and inventory and was guaranteed by certain stockholders of the Company. The Company’s borrowings ranged from $-0- to $500,000 during the years ended December 31, 2008 and 2007. The Company had no outstanding borrowings at December 31, 2008 and 2007. The line expired on December 30, 2009 and was not renewed.

6.	Obligations Under Capital Leases

The Company is the lessee of equipment under three capital leases expiring in 2009 and 2015. The asset and liability under the capital leases are initially recorded at the fair value of the asset. The assets are amortized over the lesser of their related lease terms or their estimated productive life.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

Obligations under capital leases consist of the following at December 31:

	2008	2007
Equipment lease 1, effective interest rate of 19.25 percent per annum, payable in monthly installments of $15,994, final payment of $57,718 due February 2009, secured by the equipment (A).	$71,810	$234,912
Equipment lease 2, effective interest rate of 6.5 percent per annum, payable in monthly installments of $13,381, final payment due December 2015, secured by the equipment (A).	901,110	—
Equipment lease 3, effective interest rate of 6.5 percent per annum, payable in monthly installments of $4,973, final payment due December 2015, secured by the equipment (A).	334,890	—

	1,307,810	234,912
Less: Current maturities	215,961	163,102

Obligations under capital lease, net of current maturities	$1,091,849	$71,810

(A) The equipment lease is with a related party, see Note 7.

A summary of property held under capital leases included in property and equipment is as follows at December 31:

	2008	2007
Equipment	$1,811,177	$575,177
Less: Accumulated depreciation	405,809	323,642

Property held under capital lease, net	$1,405,368	$251,535

Depreciation expense on property held under capital lease amounted to $82,167 and $100,614 for the years ended December 31, 2008 and 2007, respectively.

Future minimum lease payments for the next five years ending December 31, are as follows:

Years	Amount
2009	$293,959
2010	220,247
2011	220,247
2012	220,247
2013	220,247
Thereafter	440,494

1,615,441
Less: Imputed Interest	307,631

$1,307,810

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

7.	Related Party Transactions

The Company, in the normal course of business, purchases and sells inventory with Kuchera Defense Systems, Inc. (“Kuchera Defense”), a Company related by common ownership. As of December 31, 2008 and 2007 Kuchera Defense owed the Company $281,326 and $1,379,422, respectively, which is included in due from related party. The Company had sales to Kuchera Defense of approximately $3,209,000 and $1,817,000 for the years ended December 31, 2008 and 2007, respectively. The Company incurred subcontracting expenses on behalf of Kuchera Defense amounting to approximately $116,000 and $267,000 for the years ended December 31, 2008 and 2007, respectively. In addition, the Company provided a loan to Kuchera Defense which amounted to $250,000 during the year ended December 31, 2007 which was included in loans to related parties, and was repaid in 2008. The loan required interest at 6 percent on the unpaid principal balance and had no definitive repayment terms. Interest income related to the loan amounted to $5,000 and $12,500 for the years ended December 31, 2008 and 2007, respectively.

The Company has various unsecured, short term payables to Kuchera Defense and stockholders which occur in the normal course of business. These payables amounted to $27,329 and $26,015 and are included in due to related parties. These payables have no definitive repayment terms.

The Company has unsecured loans to a stockholder which amounted to $8,174 and $209,338 as of December 31, 2008 and 2007, respectively and which are included in loans to related parties. These loans bear interest at short term federal AFR rate, which was 1.36 percent and 3.88 percent at December 31, 2008 and 2007, respectively, and have no definitive repayment terms. In addition, the Company is indebted to a related party for unsecured loans issued to the Company which had an unpaid balance of $139,292 as of December 31, 2008 and 2007, respectively. The loan requires interest at 8 percent on the unpaid principal balance and has no definitive repayment terms. Interest expense related to this loan amounted to approximately $11,000 for the years ended December 31, 2008 and 2007, respectively. In addition, the Company was indebted to a stockholder for an unsecured loan issued to the Company which had an unpaid balance of $62,277 as of December 31, 2007. The loan did not bear interest and was paid as of December 31, 2008.

During the years ended December 31, 2008 and 2007, the Company received $401,391 and $299,833, respectively, from Kuchera Defense for allocation of cost of sales and operating expenses, which are recorded as a reduction of cost of sales and operating expenses in the statement of operations.

The Company has a sublease agreement with Kuchera Defense to lease a portion of the building occupied (see Note 10). Total rental expense paid to Kuchera Defense amounted to $264,000 for each of the years ended December 31, 2008 and 2007.

The Company leases equipment under an operating lease agreement with a limited partnership. The stockholders of the Company are members of a limited liability company which is the general partner of the limited partnership. Rental expense related to the lease amounted to $96,000 for each of the years ended December 31, 2008 and 2007. In December 2008 the Company entered into two capital lease agreements with the limited partnership to lease additional equipment in the amount of $1,236,000, which is included in capital leases at December 31, 2008 (see Note 6). No payments were due under the leases during the year ended December 31, 2008.

The Company leases equipment under a capital lease agreement with a company under common ownership. At December 31, 2008 and 2007, the remaining balance of the lease was $71,810 and $234,912, respectively, and is included in capital leases (see Note 6). During the years ended December 31, 2008 and 2007, principal payments under the lease amounted to $163,102 and $136,774, respectively. Interest expense related to the lease amounted to $28,825 and $55,154 for the years ended December 31, 2008 and 2007, respectively.

During the years ended December 31, 2008 and 2007, the Company paid $11,890 and $12,000, respectively, for facility usage to an entity related by common ownership.

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

8.	Employee Benefit Plan

The Company has a 401(k) defined contribution plan (the “Plan”) which allows the Company to make discretionary matching contributions of up to 6 percent of the participant’s pre-tax annual compensation for all participating employees as specified by the Plan. During the years ended December 31, 2008 and 2007, the Company contributed $134,960 and $85,011, respectively to the Plan.

9.	Common Stock

Pursuant to an amended certificate of incorporation in May 2008, the Company completed a recapitalization of the Company’s stock. As a result of this action, the common stock was converted into Class A and Class B common stock. The aggregate number of shares of which the Company shall have the authority to issue is 220,000 of which 20,000 without par value shall be designated Class A Voting Common Shares and 200,000 shall be Class B Non-Voting Shares.

10.	Commitment and Contingencies

Operating Leases

The Company leases buildings and equipment under various leases expiring in 2009 through 2018. The building leases provide for minimum annual rentals, real estate taxes and other costs. Rental expense for the years ended December 31, 2008 and 2007 amounted to $395,056 and $390,769, respectively, and is included in operating expenses.

Future minimum lease payments for the years ending December 31, are as follows:

Year	Amount
2009	$439,638
2010	362,440
2011	298,440
2012	298,440
2013	298,440
Thereafter	1,452,000

$3,149,398

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Management does not believe that the outcome of any of such proceedings and claims of which it has knowledge will have a material adverse effect on the financial position, operating results or cash flows.

Criminal Investigation

The Company and its owners, President William Kuchera and Chief Financial Officer Ronald Kuchera (and perhaps others), are subject to a criminal investigation by the Office of Inspector General of the Department of Defense and the United States Attorney’s Office for the Western District of Pennsylvania (the “Government Investigation”). As Part of the Government Investigation, the United States Attorney’s Office for the Western District of Pennsylvania has executed search warrants against the Company and President William Kuchera and Chief Financial Officer Ronald Kuchera, and certain other related companies. The Company and President William Kuchera and Chief Financial Officer Ronald Kuchera, and certain other related companies also have received subpoenas to appear before or produce documents for the federal Grand Jury. Additionally, the Company has been informed that the Criminal Investigation Division of the Internal Revenue Service is planning to interview the Company’s accountant in the near future. The Company assumes, but does not know for certain, that this interview is part of the Government Investigation. The Company is unaware of the entire nature or scope of the Government

KII, Inc. (formerly “Kuchera Industries, Inc.”)

Notes to Financial Statements

December 31, 2008 and 2007

Investigation and, except as hereinafter provided, there have been no formal allegations or charges of either fraud or illegal acts committed by the Company their officers or any employees; provided, however, the Company believes or suspects that certain aspects of the Government Investigation may relate to matters that include the following:

(i)	Based on public filings involving the former officer of an unrelated company and discussions with the United States Attorney’s Office, the Company is aware that Richard Ianieri, the former president of Coherent Systems International “(Coherent”) agreed in court filings to admit that he took $200,000 in bribes from officials at a firm that Coherent hired as a subcontractor. The Company understands that the firm referred to in the Court filings is Kuchera Industries, Inc., a predecessor of Kuchera Industries, LLC.

(ii)	The Company believes (a) the Government Investigation may include alleged violations of federal campaign finance law and/or (b) the Internal Revenue Service may be investigating the tax aspects of such certain payments to employees in connection with possible violation of federal campaign finance law.

(iii)	The Company believes that the Government Investigation includes an investigation into the validity of certain expenses claimed by the Company either on its tax returns or in its billings related to government contracts.

(iv)	On April 23, 2009, the Department of the Navy suspended Kuchera Defense Systems, Inc., Ronald Kuchera, and William Kuchera from new U.S. Government contracts or subcontracts based on allegations by the Defense Contract Audit Agency (“DCAA”) that Kuchera Defense Systems, Inc. had failed to comply with certain federal procurement regulations governing the allowability of costs that may be charged to U.S. Government contracts and subcontracts. The DCAA claimed that the charges constituted possible fraud. The rates for these contracts had not yet been finalized and the years at issue (FY 2004 forward) remained subject to adjustment by government auditors. On June 26, 2009, Kuchera Defense Systems, Inc., Ronald Kuchera, and William Kuchera submitted a comprehensive and detailed response to the DCAA allegations that examined and responded to each issue raised. Following that submission, the Department of the Navy promptly entered into negotiations with Kuchera Defense Systems, Inc. and Ronald Kuchera, and William Kuchera for an Administrative Agreement by which Kuchera Defense Systems, Inc. would adopt certain internal control and reporting procedures, a code of ethics, and conduct periodic training. An agreement was reached on August 13, 2009 and the April 23, 2009 suspension was lifted. However, DCAA did not respond to the detailed submission made by Kuchera Defense Systems, Inc. and Ronald Kuchera, and William Kuchera. The years for which the unallowable costs are asserted remain open. It is not known whether or what adjustments to those costs or what claims DCAA and/or the Navy may assert in the future with respect to these open years.

(v)	On December 22, 2009, the Department of the Navy suspended Kuchera Defense Systems, Inc. and William Kuchera and Ronald Kuchera from doing business with the United States Government. On January 11, 2010, as a result of the Navy suspension of Kuchera Defense Systems, Inc., the Navy informed Kuchera Defense Systems, Inc. that its Secret Facility Security Clearance was invalidated on January 8, 2010.

There may be other aspects of the Government Investigation of which the Company is unaware.

11.	Subsequent Events

On January 20, 2010 three newly formed subsidiaries, API Systems, Inc. (“API Systems”), API Defense, Inc. (“API Defense”) and API Defense USA, Inc. (“API USA” and collectively with API Systems and API Defense, the “API Subsidiaries”) entered into an asset purchase agreement (the “Agreement”) with Kuchera Defense Systems, Inc. (“KDS”), KII, Inc. (“KII”) and Kuchera Industries, LLC (“K Industries” and collectively with KDS and KII, the “Kuchera Companies”) dated January 20, 2010 pursuant to which API and the API Subsidiaries purchased substantially all of the assets of the Kuchera Companies.

As a result of the asset purchase, on January 20, 2010, the Department of the Navy removed Kuchera Defense Systems, Inc., from the Excluded Parties List System (EPLS) and thus lifted the suspension. API Defense, Inc., and API Defense USA, Inc. are separate entities and are currently doing business with the United States Government.